                                 CERTIFICATE OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                RATHGIBSON, INC.

                                 *  *  *  *  *

            William S. Anacker, being the Vice President, Secretary and
Treasurer of RathGibson, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), DOES HEREBY CERTIFY as follows:

            FIRST:   The Corporation filed its original Certificate of
Incorporation with the Delaware Secretary of State on May 5, 1999 (the
"Certificate of Incorporation").

            SECOND:  The Amended and Restated Certificate of Incorporation
restates and integrates and further amends the Certificate of Incorporation of this Corporation.

            THIRD:   That the Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the
"Restated Certificate").

            FOURTH:  That the stockholders of the Corporation, pursuant to written consent, approved and adopted the Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of
Delaware.

                                 *  *  *  *  *

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 10:57 PM 09/26/2005
                                                     FILED 10:58 PM 09/26/2005
                                                   SRV 050788119 - 3038817 FILE

            IN WITNESS WHEREOF, the undersigned, being the Vice President herein above named, for the purpose of restating and integrating and further amending the Certificate of Incorporation pursuant to the General Corporation Law of the
State of Delaware, under penalty of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and
Restated Certificate of Incorporation this 26th day of September 2005.

                                         RATHGIBSON, INC.
                                         a Delaware corporation

                                         By: /s/ William S. Anacker
                                             ___________________________________
                                         Name: William S. Anacker

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                RATHGIBSON, INC.

                                   ARTICLE ONE

            The name of the corporation is RathGibson, Inc.

                                   ARTICLE TWO

            The address of the corporation's registered office in the State of
Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle,
19801. The name of its registered agent at such address is The Corporation Trust
Company.

                                  ARTICLE THREE

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

            The total number of shares of stock which the corporation has authority to issue is 260,000 shares of Common Stock, with a par value of $.01 per share.

                                  ARTICLE FIVE

            The corporation is to have perpetual existence.

                                   ARTICLE SIX

            In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE SEVEN

            Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE EIGHT

            To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

            The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE TEN

            The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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